Phone: 612.339.7811 Fax: 612.339.9845 mhmcpa.com A member of Kreston Global – a global network of accounting firms Mayer Hoffman McCann P.C. An Independent CPA Firm 222 S. Ninth Street, Suite 1000 Minneapolis MN 55402 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the Registration Statements (No. 333-147801 and No. 2-80883) on Form S-8 and Registration Statements (No. 33-54104 and No. 33-29220) on Form S-3 of Old Republic International Corporation of our report dated June 28, 2024, with respect to the statements of net assets available for benefits of the ORI 401(k) Savings and Profit Sharing Plan as of December 31, 2023 and 2022, the related statements of changes in net assets available for benefits for the years then ended, and the related supplemental schedule as of December 31, 2023, which report appears in the December 31, 2023 annual report on Form 11-K of the ORI 401(k) Savings and Profit Sharing Plan. Mayer Hoffman McCann, P.C. Minneapolis, Minnesota June 28, 2024